FORM OF PROXY CARD

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
*** 3 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE VIA FAX	VOTE VIA EMAIL	VOTE BY MAIL
1) Read the Proxy Statement.	1) Read the Proxy Statement.	1) Read the Proxy Statement.
2) Check the appropriate boxes on thisproxy card.	2) Check the appropriate boxes on thisproxy card.	2) Check the appropriate boxes on thisproxy card.
3) Sign and date this proxy card.	3) Sign and date this proxy card.	3) Sign and date this proxy card.
4) Fax your completed proxy card to [(312) 565-1418].	4) Email a scan of your completed proxy card to [proxy@advisoryresearch.com]	4) Mail your completed proxy card inthe enclosed postage paid envelope.
ADVISORY RESEARCH MLP& ENERGY INFRASTRUCTURE FUND ASERIES OFINVESTMENT MANAGERS SERIES TRUST PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY [16], 2014

This Proxy is solicited on behalf of the Trustees of Investment Managers Series Trust, on behalf of the Advisory Research MLP& Energy Infrastructure Fund. The undersigned shareholder of the Advisory Research MLP& Energy Infrastructure Fund, revoking previous proxies, if any, hereby appoints [CariHopfensberger] and [Joy Ausili], and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Advisory Research MLP& Energy Infrastructure Fund to be held on July [16], 2014, at the offices of Advisory Research, Inc., at 8235 Forsyth Boulevard, Suite 700, Saint Louis, Missouri 63105, at [2:00 p.m.], Central Time, and at all adjournments thereof, and to vote all of the shares of the Advisory Research MLP& Energy Infrastructure Fund that the undersigned would be entitled to vote if personally present at said meeting on the proposal specified on reverse side. As to any other matter, said attorneys-in-fact shall vote in accordance with their best judgment.

Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature. Joint owners should each sign this Proxy.

Signature	Date

Signature (Joint Owners)	Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES OF INVESTMENT MANAGERS SERIES TRUST RECOMMENDS A VOTE FOR THE PROPOSAL BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: [X]

Vote on Proposal

To approve a Plan of Exchange providing for the distribution to each shareholder of Advisory Research MLP& Energy Infrastructure Fund (the “Fund”), a series of Investment Managers Series Trust, of the number of shares of the newly created Class I shares of the Fund (the “New Class”) equal to and with an aggregate net asset value (“NAV”) equal to the NAV of the Fund shares held by such shareholder, as more fully described in the Combined Prospectus/Proxy Statement.
FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY.